EXHIBIT (a)(2a)

                        CERTIFICATE OF AMENDMENT TO THE
                    CERTIFICATE OF TRUST OF XYZ PEPS TRUST

     This Certificate Amendment, dated this 17th day of August, 1999, to the Certificate of Trust of XYZ PEPS Trust (the "Trust"), dated February 23, 1999, is being duly executed and filed by Donald J. Puglisi, as trustee, pursuant to
Section 3810(b) of the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

     1. The name of the business trust is XYZ PEPS Trust.

     2. Article 1 of the Certificate of Trust of the Trust is hereby amended to read as follows:

        The name of the business trust being created hereby is SanDisk PEPS
        Trust.

     3. This Certificate of Amendment to the Certificate of Trust of theTrust shall be effective upon the date and time of filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Amendment to the Certificate of Trust of the Trust as of the date first above- written.




                                              /s/ Donald J. Puglisi
                                             ----------------------------------
                                             Donald J. Puglisi, as Sole Trustee